EXHIBIT 99.1

Quanex Building Products Announces Second Quarter 2025 Results and Reaffirms Full Year 2025 Guidance

Seasonal Uptick Unfolding as Expected
Volume Growth in European Fenestration Segment
Results Again Lifted by Contribution from Tyman Acquisition
Tyman Integration Ahead of Timeline
Cost Synergy Target Increased to ~$45 Million

HOUSTON, June 05, 2025 (GLOBE NEWSWIRE) -- Quanex Building Products Corporation (NYSE:NX) (“Quanex” or the “Company”) today announced its results for the three months ended April 30, 2025.

The Company reported the following selected financial results:

	Three Months Ended April 30,		Six Months Ended April 30,
($ in millions, except per share data)	2025	2024	2025	2024
Net Sales	$452.5	$266.2	$852.5	$505.4
Gross Margin	$131.4	$66.2	$223.7	$117.7
Gross Margin %	29.0%	24.9%	26.2%	23.3%
Net Income	$20.5	$15.4	$5.6	$21.6
Diluted EPS	$0.44	$0.46	$0.12	$0.65

Adjusted Net Income	$27.9	$24.0	$36.8	$32.3
Adjusted Diluted EPS	$0.60	$0.73	$0.79	$0.98
Adjusted EBITDA	$61.9	$40.0	$100.5	$59.3
Adjusted EBITDA Margin %	13.7%	15.0%	11.8%	11.7%

Cash Provided by Operating Activities	$28.5	$33.1	$16.0	$36.9
Free Cash Flow	$13.6	$25.5	($10.6)	$19.8
(See Non-GAAP Terminology Definitions and Disclaimers section, Non-GAAP Financial Measure Disclosure table, Selected Segment Data table and reconciliation tables for additional information)

George Wilson, Chairman, President and Chief Executive Officer, commented, “Our results for the second quarter of 2025 came in as expected and reflected normal seasonality in our business. Revenue in March was approximately 6% higher than February and revenue in April was approximately 9% higher than March. It was also encouraging to see volume growth in our European Fenestration segment during the second quarter of 2025. We continue to be pleased with the integration of Tyman, and are now confident we will deliver approximately $45 million in cost synergies over time, compared to our original target of $30 million within the first two years post-acquisition. On a run-rate basis, we see a path to achieving the original $30 million cost synergy target by early fiscal 2026. We also took advantage of our low stock price during the second quarter and spent over $23 million repurchasing our shares.

“Overall, despite the challenging macroeconomic environment, we expect the seasonal uptick in demand we witnessed in the second quarter to continue through the summer, and we are confident in our ability to mitigate any potential margin impact related to tariffs. In addition, any unexpected weakness in demand in the second half of 2025 could be somewhat offset by the realization of cost synergies faster than originally planned. Our near-term priorities remain unchanged, which include staying focused on the Tyman integration, capturing synergies, and generating cash flow to repurchase our stock and pay down debt.   Longer-term, we continue to expect that we will benefit from the release of pent-up demand as consumer confidence improves.”

Second Quarter Results Summary

Quanex reported net sales of $452.5 million during the three months ended April 30, 2025, which represents an increase of 70.0% compared to $266.2 million for the same period of 2024. The increase reflects the contribution from the Tyman acquisition that closed on August 1, 2024. Excluding the contribution from Tyman, net sales would have declined by 1.4% for the second quarter of 2025, mainly due to lower volume in North America. The Company reported a decrease in net sales of 5.5% for the second quarter of 2025 in its North American Fenestration segment. In its North American Cabinet Components segment, Quanex reported a marginal increase in net sales for the second quarter of 2025. Excluding foreign exchange impact, net sales increased by 7.9% in its European Fenestration segment. In addition, Quanex reported net sales of $190.1 million related to the Tyman acquisition during the second quarter of 2025. (See Sales Analysis table for additional information)

The increase in net income and EBITDA for the three months ended April 30, 2025, was mostly related to the contribution from the Tyman acquisition combined with the realization of related cost synergies.

Balance Sheet & Liquidity Update

As of April 30, 2025, the Company had total debt of $785.0 million and Quanex’s leverage ratio of Net Debt to LTM Adjusted EBITDA decreased to 3.2x.   As of April 30, 2025, the Company’s LTM Net Income was $17.1 million and LTM Adjusted EBITDA was $223.5 million (See Non-GAAP Terminology Definitions and Disclaimers section, Net Debt Reconciliation table and Last Twelve Months Adjusted EBITDA Reconciliation table for additional information)

The leverage ratio for Quanex’s quarterly debt covenant compliance (“Debt Covenant Leverage Ratio”) for its lenders was 2.7x as of April 30, 2025. The Debt Covenant Leverage Ratio calculation is defined in the Company’s Amendment No. 1 to its Second Amended and Restated Credit Agreement (“Credit Agreement”), which was filed with the SEC on June 12, 2024. In general, the main difference is that the Debt Covenant Leverage Ratio excludes real-estate leases that are considered “finance” leases under U.S. GAAP and is calculated on a proforma basis to include Adjusted EBITDA from the Tyman acquisition, $30 million of EBITDA for the synergy target related to the acquisition, less realized synergies, and only cash from domestic subsidiaries.   Note that per the terms of the Credit Agreement, the quarterly Debt Covenant Leverage Ratio must be less than 3.75x through the fourth quarter of 2025 and less than 3.25x starting in the first fiscal quarter of 2026. The Debt Covenant Leverage Ratio would be 2.4x if calculated using the total cash and cash equivalents amount on the balance sheet as of April 30, 2024, and adjusting for the cash used to repurchase stock during the quarter.

Quanex’s liquidity was $289.0 million as of April 30, 2025, consisting of $62.6 million in cash on hand plus availability under its Senior Secured Revolving Credit Facility due 2029, less letters of credit outstanding.

Share Repurchases

Quanex’s Board authorized a $75 million share repurchase program in December of 2021. Repurchases under this program will be made in open market transactions or privately negotiated transactions, subject to market conditions, applicable legal requirements, and other relevant factors. The Company repurchased 1,259,407 shares of common stock for approximately $23.5 million at an average price of $18.66 per share during the three months ended April 30, 2025. As of April 30, 2025, approximately $35.6 million remained under the existing share repurchase authorization.

Outlook

Mr. Wilson stated, “Based on our results year-to-date, combined with our operational execution, cost synergy realization, recent demand trends, and conversations with our customers, we are once again reaffirming our guidance for fiscal 2025. On a consolidated basis for fiscal 2025, we continue to estimate that we will generate net sales of approximately $1.84 billion to $1.86 billion, which we expect will yield Adjusted EBITDA* of $270 million to $280 million.

“The finance and accounting teams continue to work with our external auditors on re-segmenting the business and our goal is to report in the new operating segments this year.”

*When Quanex provides expectations for Adjusted EBITDA on a forward-looking basis, a reconciliation of the differences between the non-GAAP expectations and corresponding GAAP measures is generally not available without unreasonable effort. Certain items required for such a reconciliation are outside of the Company’s control and/or cannot be reasonably predicted or estimated, such as the provision for income taxes related to net income.

Conference Call and Webcast Information

The Company has also scheduled a conference call for Friday, June 6, 2025 at 11:00 a.m. ET (10:00 a.m. CT) to discuss the release. A link to the live audio webcast will be available on Quanex’s website at http://www.quanex.com in the Investors section under Presentations & Events.

Participants can pre-register for the conference call using the following link:
https://register-conf.media-server.com/register/BI5c78744cb292420a807e6c6762cb6343

Registered participants will receive an email containing conference call details for dial-in options. To avoid delays, it is recommended that participants dial into the conference call ten minutes ahead of the scheduled start time. A replay will be available for a limited time on the Company’s website at http://www.quanex.com in the Investors section under Presentations & Events.

About Quanex

Quanex is a global manufacturer with core capabilities and broad applications across various end markets. The Company currently collaborates and partners with leading OEMs to provide innovative solutions in the window, door, solar, refrigeration, custom mixing, building access and cabinetry markets.  Looking ahead, Quanex plans to leverage its material science expertise and process engineering to expand into adjacent markets.

Non-GAAP Terminology Definitions and Disclaimers

Adjusted Net Income (defined as net income further adjusted to exclude amortization of step-up for purchase price adjustments on inventory, transaction, advisory fees and reorganization costs, restructuring charges related to severance and disposal of software, amortization expense related to intangible assets, pension settlement refund and other net adjustments related to foreign currency transaction gain/loss and effective tax rates reflecting impacts of adjustments on a with and without basis) and Adjusted EPS are non-GAAP financial measures that Quanex believes provide a consistent basis for comparison between periods and more accurately reflects operational performance, as they are not influenced by certain income or expense items not affecting ongoing operations. EBITDA (defined as net income or loss before interest, taxes, depreciation and amortization and other, net), Adjusted EBITDA and LTM Adjusted EBITDA (defined as EBITDA further adjusted to exclude purchase price accounting inventory step-ups, transaction costs, certain severance charges, gain/loss on the sale of certain fixed assets, restructuring charges and asset impairment charges) are non-GAAP financial measures that the Company uses to measure operational performance and assist with financial decision-making.  Net Debt is defined as total debt (outstanding balance on the revolving credit facility plus financial lease obligations) less cash and cash equivalents. The leverage ratio of Net Debt to LTM Adjusted EBITDA is a financial measure that the Company believes is useful to investors and financial analysts in evaluating Quanex’s leverage. In addition, with certain limited adjustments, this leverage ratio is the basis for a key covenant in the Company’s credit agreement.

Free Cash Flow is a non-GAAP measure calculated using cash provided by operating activities less capital expenditures. Quanex uses the Free Cash Flow metric to measure operational and cash management performance and assist with financial decision-making.   Free Cash Flow is measured before application of certain contractual commitments (including capital lease obligations), and accordingly is not a true measure of the Company’s residual cash flow available for discretionary expenditures. Quanex believes Free Cash Flow is useful to investors in understanding and evaluating the Company’s financial and cash management performance.

Quanex believes that the presented non-GAAP measures provide a consistent basis for comparison between periods and will assist investors in understanding the Company’s financial performance when comparing results to other investment opportunities.  The presented non-GAAP measures may not be the same as those used by other companies. Quanex does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with U.S. GAAP.

Forward Looking Statements

Statements that use the words “estimated,” “expect,” “could,” “should,” “believe,” “will,” “might,” or similar words reflecting future expectations or beliefs are forward-looking statements. The forward-looking statements include, but are not limited to, the following: impacts from public health issues (including pandemics) on the economy and the demand for Quanex’s products, timing estimates or any other expectations related to the acquisition of Tyman, the Company’s future operating results, future financial condition, future uses of cash and other expenditures, expenses and tax rates, expectations relating to Quanex’s industry, and the Company’s future growth, including any guidance discussed in this press release. The statements and guidance set forth in this release are based on current expectations. Actual results or events may differ materially from this release. For a complete discussion of factors that may affect Quanex’s future performance, please refer to the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2024, and the Company’s Quarterly Reports on Form 10-Q under the sections entitled “Cautionary Note Regarding Forward-Looking Statements” and “Risk Factors”. Any forward-looking statements in this press release are made as of the date hereof, and Quanex undertakes no obligation to update or revise any forward-looking statements to reflect new information or events.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME (In thousands, except per share data) (Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2025	2024	2025	2024

Net sales	$452,478	$266,201	$852,522	$505,356
Cost of sales	321,096	199,963	628,824	387,686
Selling, general and administrative	70,333	34,707	136,983	67,070
Restructuring charges	936	-	8,840	-
Depreciation and amortization	19,192	10,894	43,932	22,046
Operating income	40,921	20,637	33,943	28,554
Interest expense	(13,940)	(950)	(28,126)	(2,018)
Other, net	(159)	4	1,070	1,046
Income before income taxes	26,822	19,691	6,887	27,582
Income tax expense	(6,307)	(4,314)	(1,257)	(5,956)
Net income	$20,515	$15,377	$5,630	$21,626

Earnings per common share, basic	$0.44	$0.47	$0.12	$0.66
Earnings per common share, diluted	$0.44	$0.46	$0.12	$0.65

Weighted average common shares outstanding:
Basic	46,483	32,870	46,753	32,847
Diluted	46,563	33,103	46,868	33,076

Cash dividends per share	$0.08	$0.08	$0.16	$0.16

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands) (Unaudited)

	April 30, 2025	October 31, 2024
ASSETS
Current assets:
Cash and cash equivalents	$62,626	$97,744
Restricted Cash	2,171	5,251
Accounts receivable, net	195,264	197,689
Inventories	279,482	275,550
Income taxes receivable	6,108	5,937
Prepaid and other current assets	42,825	29,097
Total current assets	588,476	611,268
Property, plant and equipment, net	417,104	402,466
Operating lease right-of-use assets	149,322	126,715
Deferred tax assets	4,049	3,845
Goodwill	579,110	574,711
Intangible assets, net	567,148	597,909
Other assets	3,057	2,874
Total assets	$2,308,266	$2,319,788

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$112,484	$124,404
Accrued liabilities	91,573	103,623
Income taxes payable	-	6,620
Current maturities of long-term debt	26,124	25,745
Current operating lease liabilities	14,184	12,475
Total current liabilities	244,365	272,867
Long-term debt	746,387	737,198
Noncurrent operating lease liabilities	139,955	117,560
Deferred income taxes	163,591	162,304
Other liabilities	12,305	19,113
Total liabilities	1,306,603	1,309,042
Stockholders’ equity:
Common stock	512	513
Additional paid-in-capital	698,238	701,008
Retained earnings	428,483	430,405
Accumulated other comprehensive loss	(27,034)	(46,428)
Treasury stock at cost	(98,536)	(74,752)
Total stockholders’ equity	1,001,663	1,010,746
Total liabilities and stockholders' equity	$2,308,266	$2,319,788

QUANEX BUILDING PRODUCTS CORPORATION CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOW (In thousands) (Unaudited)

	Six Months Ended April 30,
	2025	2024
Operating activities:
Net income	$5,630	$21,626
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation and amortization	43,932	22,046
Stock-based compensation	1,825	1,365
Deferred income tax	1,250	(155)
Other, net	7,243	162
Changes in assets and liabilities:
Decrease in accounts receivable	5,322	10,832
Increase in inventory	(1,333)	(3,008)
Increase in other current assets	(7,828)	(1,124)
Decrease in accounts payable	(14,771)	(12,619)
Decrease in accrued liabilities	(14,048)	(4,602)
(Decrease) increase in income taxes receivable	(5,471)	1,856
(Decrease) increase in other long-term liabilities	(6,268)	9
Other, net	504	557
Cash provided by operating activities	15,987	36,945
Investing activities:
Capital expenditures	(26,544)	(17,183)
Proceeds from disposition of capital assets	376	93
Cash used for investing activities	(26,168)	(17,090)
Financing activities:
Borrowings under credit facilities	125,000	-
Repayments of credit facility borrowings	(117,500)	(15,000)
Repayments of other long-term debt	(1,888)	(954)
Common stock dividends paid	(7,552)	(5,294)
Issuance of common stock	214	554
Payroll tax paid to settle shares forfeited upon vesting of stock	(1,400)	(1,193)
Purchase of treasury stock	(27,194)	-
Cash used for financing activities	(30,320)	(21,887)
Effect of exchange rate changes on cash and cash equivalents	2,303	(293)
Decrease in cash, cash equivalents and restricted cash	(38,198)	(2,325)
Cash, cash equivalents and restricted cash at beginning of period	102,995	58,474
Cash, cash equivalents and restricted cash at end of period	$64,797	$56,149

QUANEX BUILDING PRODUCTS CORPORATION FREE CASH FLOW AND NET DEBT RECONCILIATION (In thousands) (Unaudited)

The following table reconciles the Company's calculation of Free Cash Flow, a non-GAAP measure, to its most directly comparable GAAP measure. The Company defines Free Cash Flow as cash provided by operating activities less capital expenditures.

	Three Months Ended April 30,		Six Months Ended April 30,
	2025	2024	2025	2024
Cash provided by operating activities	$28,497	$33,091	$15,987	$36,945
Capital expenditures	(14,920)	(7,603)	(26,544)	(17,183)
Free Cash Flow	$13,577	$25,488	($10,557)	$19,762

The following table reconciles the Company's Net Debt which is defined as total debt principal of the Company plus finance lease obligations minus cash.

	As of April 30,
	2025	2024
Term loan facility	$481,205	$0
Revolving credit facility	242,500	-
Finance lease obligations (1)	61,272	55,217
Total debt (2)	784,977	55,217
Less: Cash and cash equivalents	62,626	56,149
Net Debt	$722,351	($932)

(1) Includes $57.4 million and $51.0 million in real estate lease liabilities considered finance leases under U.S. GAAP as of April 30 2025 and 2024, respectively.
(2) Excludes outstanding letters of credit.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE LAST TWELVE MONTHS ADJUSTED EBITDA RECONCILIATION (In thousands, except per share data) (Unaudited)

Reconciliation of Last Twelve Months Adjusted EBITDA	Three Months Ended April 30, 2025	Three Months Ended January 31, 2025	Three Months Ended October 31, 2024	Three Months Ended July 31, 2024	Total
	Reconciliation	Reconciliation	Reconciliation	Reconciliation	Reconciliation
Net income (loss) as reported	$20,515	$(14,885)	$(13,917)	$25,350	$17,063
Income tax expense (benefit)	6,307	(5,050)	(3,621)	6,688	4,324
Other, net	159	(1,229)	2,671	(9,474)	(7,873)
Interest expense	13,940	14,186	17,697	878	46,701
Depreciation and amortization	19,192	24,740	27,329	10,953	82,214
EBITDA	60,113	17,762	30,159	34,395	142,429
Cost of sales (1)	-	-	887	1,507	2,394
Selling, general and administrative (1),(2),(3)	864	12,876	50,004	6,133	69,877
Restructuring charges (4)	936	7,904	-	-	8,840
Adjusted EBITDA	$61,913	$38,542	$81,050	$42,035	$223,540

(1) Expense (gain) related to plant closure.
(2) Transaction, advisory fees, and reorganization costs.
(3) Amortization of step-up for purchase price adjustments on inventory.
(4) Restructuring charges related to severeance and disposal of software.

QUANEX BUILDING PRODUCTS CORPORATION NON-GAAP FINANCIAL MEASURE DISCLOSURE (In thousands, except per share data) (Unaudited)

Reconciliation of Adjusted Net Income and Adjusted EPS	Three Months Ended April 30, 2025			Three Months Ended April 30, 2024			Six Months Ended April 30, 2025			Six Months Ended April 30, 2024
	Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS		Net Income	Diluted EPS
Net income as reported	$20,515	$0.44		$15,377	$0.46		$5,630	$0.12		$21,626	$0.65
Net income reconciling items from below	7,372	$0.16		8,664	$0.27		31,218	$0.67		10,680	$0.33
Adjusted net income and adjusted EPS	$27,887	$0.60		$24,041	$0.73		$36,848	$0.79		$32,306	$0.98

Reconciliation of Adjusted EBITDA	Three Months Ended April 30, 2025			Three Months Ended April 30, 2024			Six Months Ended April 30, 2025			Six Months Ended April 30, 2024
	Reconciliation			Reconciliation			Reconciliation			Reconciliation
Net income as reported	$20,515			$15,377			$5,630			$21,626
Income tax (benefit) expense	6,307			4,314			1,257			5,956
Other, net	159			(4)			(1,070)			(1,046)
Interest expense	13,940			950			28,126			2,018
Depreciation and amortization	19,192			10,894			43,932			22,046
EBITDA	60,113			31,531			77,875			50,600
EBITDA reconciling items from below	1,800			8,493			22,579			8,698
Adjusted EBITDA	$61,913			$40,024			$100,454			$59,298

Reconciling Items	Three Months Ended April 30, 2025			Three Months Ended April 30, 2024			Six Months Ended April 30, 2025			Six Months Ended April 30, 2024
	Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items		Income Statement	Reconciling Items
Net sales	$452,478	$-		$266,201	$-		$852,522	$-		$505,356	$-
Cost of sales	321,096	-		199,963	(631)	(1)	628,824	-		387,686	(631)	(1)
Selling, general and administrative	70,333	(864)	(2)	34,707	(7,862)	(1),(2)	136,983	(13,739)	(2),(3)	67,070	(8,067)	(1),(2)
Restructuring charges	936	(936)	(4)	-	-		8,840	(8,840)	(4)	-	-
EBITDA	60,113	1,800		31,531	8,493		77,875	22,579		50,600	8,698
Depreciation and amortization	19,192	(6,451)	(5)	10,894	(2,956)	(5)	43,932	(17,101)	(5)	22,046	(6,185)	(5)
Operating income	40,921	8,251		20,637	11,449		33,943	39,680		28,554	14,883
Interest expense	(13,940)	-		(950)	-		(28,126)	-		(2,018)	-
Other, net	(159)	1,003	(6)	4	(92)	(6)	1,070	831	(6)	1,046	(847)	(6)
Income before income taxes	26,822	9,254		19,691	11,357		6,887	40,511		27,582	14,036
Income tax expense	(6,307)	(1,882)	(7)	(4,314)	(2,693)	(7)	(1,257)	(9,293)	(7)	(5,956)	(3,356)	(7)
Net income	$20,515	$7,372		$15,377	$8,664		$5,630	$31,218		$21,626	$10,680

Diluted earnings per share	$0.44			$0.46			$0.12			$0.65

(1) Expense (gain) related to plant closure.
(2) Transaction, advisory fees, and reorganization costs.
(3) Amortization of step-up for purchase price adjustments on inventory.
(4) Restructuring charges related to severeance and disposal of software.
(5) Amortization expense related to intangible assets.
(6) Pension settlement refund and foreign currency transaction losses (gains).
(7) Tax impact of net income reconciling items.

QUANEX BUILDING PRODUCTS CORPORATION SELECTED SEGMENT DATA (In thousands) (Unaudited)

This table provides gross margin, operating income (loss), EBITDA, and Adjusted EBITDA by reportable segment. Non-operating expense and income tax expense are not allocated to the reportable segments.
	NA Fenestration	EU Fenestration	NA Cabinet Components	Tyman	Unallocated Corp & Other	Total
Three months ended April 30, 2025
Net sales	$151,026	$61,257	$51,237	$190,107	$(1,149)	$452,478
Cost of sales	113,760	39,001	42,405	126,743	(813)	321,096
Gross Margin	37,266	22,256	8,832	63,364	(336)	131,382
Gross Margin %	24.7%	36.3%	17.2%	33.3%		29.0%
Selling, general and administrative (1)	15,938	9,038	5,725	37,271	2,361	70,333
Restructuring charges	-	-	-	936	-	936
Depreciation and amortization	4,667	2,659	3,015	8,775	76	19,192
Operating income (loss)	16,661	10,559	92	16,382	(2,773)	40,921
Depreciation and amortization	4,667	2,659	3,015	8,775	76	19,192
EBITDA	21,328	13,218	3,107	25,157	(2,697)	60,113
Transaction, advisory fees, and reorganization costs	-	-	-	675	189	864
Restructuring charges related to severance and disposal of software	-	-	-	936	-	936
Adjusted EBITDA	$21,328	$13,218	$3,107	$26,768	$(2,508)	$61,913
Adjusted EBITDA Margin %	14.1%	21.6%	6.1%	14.1%		13.7%

Three months ended April 30, 2024
Net sales	$159,774	$56,583	$51,078	$-	$(1,234)	$266,201
Cost of sales	122,261	35,694	42,624	-	(616)	199,963
Gross Margin	37,513	20,889	8,454	-	(618)	66,238
Gross Margin %	23.5%	36.9%	16.6%			24.9%
Selling, general and administrative (1)	13,730	7,873	5,066	-	8,038	34,707
Depreciation and amortization	5,218	2,538	3,082	-	56	10,894
Operating income (loss)	18,565	10,478	306	-	(8,712)	20,637
Depreciation and amortization	5,218	2,538	3,082	-	56	10,894
EBITDA	23,783	13,016	3,388	-	(8,656)	31,531
Expense related to plant closure (Cost of sales)	631	-	-	-	-	631
Expense related to plant closure (SG&A)	978	-	-	-	-	978
Transaction and advisory fees	-	-	-	-	6,884	6,884
Adjusted EBITDA	$25,392	$13,016	$3,388	$-	$(1,772)	$40,024
Adjusted EBITDA Margin %	15.9%	23.0%	6.6%			15.0%

Six months ended April 30, 2025
Net sales	$285,359	$109,728	$95,047	$365,783	$(3,395)	$852,522
Cost of sales	220,327	69,638	81,821	259,539	(2,501)	628,824
Gross Margin	65,032	40,090	13,226	106,244	(894)	223,698
Gross Margin %	22.8%	36.5%	13.9%	29.0%		26.2%
Selling, general and administrative (1)	32,071	16,959	10,992	71,649	5,312	136,983
Restructuring charges	-	-	-	8,840	-	8,840
Depreciation and amortization	9,446	5,269	6,024	23,038	155	43,932
Operating income (loss)	23,515	17,862	(3,790)	2,717	(6,361)	33,943
Depreciation and amortization	9,446	5,269	6,024	23,038	155	43,932
EBITDA	32,961	23,131	2,234	25,755	(6,206)	77,875
Amortization of step-up for purchase price adjustments on inventory	-	-	-	9,007	-	9,007
Transaction, advisory fees, and reorganization costs	-	-	-	2,142	2,590	4,732
Restructuring charges related to severance and disposal of software	-	-	-	8,840	-	8,840
Adjusted EBITDA	$32,961	$23,131	$2,234	$45,744	$(3,616)	$100,454
Adjusted EBITDA Margin %	11.6%	21.1%	2.4%	12.5%		11.8%

Six months ended April 30, 2024
Net sales	$307,769	$106,020	$94,215	$-	$(2,648)	$505,356
Cost of sales	240,629	67,397	81,367	-	(1,707)	387,686
Gross Margin	67,140	38,623	12,848	-	(941)	117,670
Gross Margin %	21.8%	36.4%	13.6%			23.3%
Selling, general and administrative (1)	29,640	15,618	10,192	-	11,620	67,070
Depreciation and amortization	10,693	5,096	6,147	-	110	22,046
Operating income (loss)	26,807	17,909	(3,491)	-	(12,671)	28,554
Depreciation and amortization	10,693	5,096	6,147	-	110	22,046
EBITDA	37,500	23,005	2,656	-	(12,561)	50,600
Expense related to plant closure (Cost of sales)	631	-	-	-	-	631
Expense related to plant closure (SG&A)	978	-	-	-	-	978
Transaction and advisory fees	-	-	-	-	7,089	7,089
Adjusted EBITDA	$39,109	$23,005	$2,656	$-	$(5,472)	$59,298
Adjusted EBITDA Margin %	12.7%	21.7%	2.8%			11.7%

(1) Includes stock-based compensation expense for the three and six months ended April 30, 2025, respectively of $0.6 million and $1.8 million and $1.5 million and $4.1 million for the comparable prior year periods.

QUANEX BUILDING PRODUCTS CORPORATION SALES ANALYSIS (In thousands) (Unaudited)

	Three Months Ended April 30,		Six Months Ended April 30,
	2025	2024	2025	2024

NA Fenestration:
United States - fenestration	$112,261	$119,646	$212,690	$231,280
International - fenestration	8,054	7,465	13,913	13,609
United States - non-fenestration	26,751	27,532	49,956	53,323
International - non-fenestration	3,960	5,131	8,800	9,557
	$151,026	$159,774	$285,359	$307,769
EU Fenestration: (1)
International - fenestration	$50,687	$46,968	$92,743	$88,719
International - non-fenestration	10,570	9,615	16,985	17,301
	$61,257	$56,583	$109,728	$106,020
NA Cabinet Components:
United States - fenestration	$3,507	$3,737	$6,959	$7,412
United States - non-fenestration	47,364	46,990	87,427	86,169
International - non-fenestration	366	351	661	634
	$51,237	$51,078	$95,047	$94,215
Tyman:
United States - fenestration	$113,950	$-	$219,541	$-
International - fenestration	75,547	-	144,829	-
United States - non-fenestration	610	-	1,395	-
International - non-fenestration	-	-	18	-
	$190,107	$-	$365,783	$-

Unallocated Corporate & Other:
Eliminations	$(1,149)	$(1,234)	$(3,395)	$(2,648)
	$(1,149)	$(1,234)	$(3,395)	$(2,648)

Net Sales	$452,478	$266,201	$852,522	$505,356

(1) Reflects an increase of $0.2 million in revenue associated with foreign currency exchange rate impacts for the three and six months ended April 30, 2025, respectively.